Exhibit 99.1

ANESIVA ANNOUNCES DATE FOR 2009 ANNUAL MEETING OF STOCKHOLDERS TO VOTE ON PROPOSED MERGER

SOUTH SAN FRANCISCO, CA, October 30, 2009-Anesiva, Inc. (Nasdaq: ANSV) today announced that the Anesiva 2009 Annual Meeting of Stockholders will be held on December 3, 2009 at 9:00 a.m. PST at 400 Oyster Point, Suite 107A, South San Francisco, California. Stockholders of record at the close of business on October 9, 2009 will be eligible to vote at the 2009 Annual Meeting of Stockholders. The definitive proxy statement for the 2009 Annual Meeting of Stockholders will be mailed to stockholders on or about November 6, 2009.

At the 2009 Annual Meeting of Stockholders the Anesiva stockholders will be asked to approve, among other proposals, the issuance of shares of Anesiva common stock in the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated August 4, 2009, among Anesiva, Arca Acquisition Corporation (“Arca”), a wholly-owned subsidiary of Anesiva, Arcion Therapeutics, Inc. (“Arcion”) and, with respect to Articles V and IX only of the agreement, each of the Arcion stockholders listed on Schedule I thereto (the “Merger Agreement”). For more information regarding the proposals for the 2009 Annual Meeting of Stockholders please see the definitive proxy statement filed with the Securities and Exchange Commission on October 30, 2009.

“The definitive proxy statement has been filed with the Securities and Exchange Commission for our 2009 Annual Meeting of Stockholders and I encourage stockholders to review the filing and vote on the proposals,” said Michael Kranda, President and Chief Executive Officer of Anesiva. Mr. Kranda continued “We are looking forward to presenting the merger to our stockholders and completing the proposed transaction with Arcion.”

About Anesiva

Anesiva seeks to be a leader in the development and commercialization of novel pharmaceutical products for pain management. Anesiva’s lead product candidate is Adlea, a novel small molecule formulation of capsaicin that is currently in development for the management of acute pain following orthopedic surgeries. Adlea has been shown in clinical trials to provide extended pain relief after only a single administration in multiple indications for site-specific, acute and chronic, moderate-to-severe pain.

Additional Information and Where to Find It

Anesiva has a filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2009 Annual Meeting of Stockholders. Investors and security holders are urged to read the definitive proxy statement because it contains important information about the 2009 Annual Meeting of Stockholders. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Anesiva by contacting John Tran at 650-624-9600.

Anesiva and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Anesiva in connection with the 2009 Annual Meeting of Stockholders. Information regarding the special interests of these directors and executive officers is included in the definitive proxy statement of Anesiva described above. Additional information regarding the directors and executive officers of Anesiva is also included in Anesiva’s Annual Report on Form 10-K, which was filed with the SEC on March 25, 2009, and in any documents subsequently filed by the directors and executive officers under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. Words such as “seek,” “will,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements regarding expectations as to forecasts of product development and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the risk of whether certain market segments grow as anticipated; clinical trial results; the competitive environment in the biotechnology industry; and whether the Anesiva can successfully develop new products and the degree to which these gain market acceptance as well as other risks detailed from time to time in Anesiva’s filings with the Securities and Exchange Commission (the “SEC”), including Anesiva’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K as filed with the SEC. Anesiva expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.